Exhibit 8.1

August 9, 2017

Sutherland Asset Management Corporation

1140 Avenue of the Americas, 7th Floor

New York, New York, 10036

Re:                             REIT Qualification of Sutherland Asset Management Corporation

Ladies and Gentlemen:

We have acted as counsel to Sutherland Asset Management Corporation, a Maryland corporation (the “Company”), in connection with a registration statement on Form S-3 (File No. 333-219213) (the “Registration Statement”) filed on July 7, 2017 and the related prospectus supplement included therein filed on August 3, 2017 (together with any amendments thereto, the “Prospectus Supplement,” and together with the Registration Statement, the “Registration Statements”), by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We are furnishing this letter to you in connection with the offer and sale by the Company of $115,000,000 aggregate principal amount of its 7.00% Convertible Senior Notes due 2023 (the “Notes”) (which includes $15,000,000 aggregate principal amount subject to the underwriters’ option to purchase additional Notes), for issuance pursuant to the Underwriting Agreement, dated August 3, 2017 (the “Underwriting Agreement”), among the Company, Sutherland Partners, L.P., Waterfall Asset Management LLC, and JMP Securities LLC and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein, and an Indenture, dated as of August 3, 2017, as supplemented by a First Supplement Indentured, dated as of August 9, 2017 (collectively, the “Indenture”), by and between the Company and U.S. Bank, National Association (the “Trustee”).  Except as otherwise indicated, capitalized terms used in this opinion letter have the meanings given to them in the Registration Statement.

In rendering the opinions expressed herein, we have examined and, with your permission, relied on the following items:

1.                                      the Articles of Amendment and Restatement of the Company;

2.                                      the bylaws of the Company;

3.                                      a Certificate of Representations, (the “Certificate of Representations”) dated as of the date hereof, provided to us by the Company, Sutherland Partners, L.P., a Delaware limited partnership (the “Operating Partnership”), and Waterfall Asset Management, LLC, a Delaware limited liability company (the “Manager”), and a Certificate of Representations (the “ZAIS Certificate”) dated as of October 31, 2016, provided to us by ZAIS Financial Corp., ZAIS Financial Partners, L.P., and ZAIS REIT Management, LLC;

4.                                      the Registration Statements; and

5.                                      such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.

In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents and have not been subsequently amended, (ii) the signatures of each original document are genuine, (iii) all representations and statements set forth in such documents are true and correct, (iv) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms, and (v) each of the Company and the Operating Partnership at all times has been and will continue to be organized and operated in accordance with the method of operation described in its organizational documents, the Registration Statements, the Certificate of Representations and the ZAIS Certificate.

For purposes of rendering the opinions stated below, we have also assumed, with your consent, the accuracy of the representations contained in the Certificate of Representations and the ZAIS Certificate, and that each representation contained in the Certificate of Representations and the ZAIS Certificate that is qualified as to the best of the knowledge or belief of the person making such representation is accurate and complete without regard to such qualification as to the best of such person’s knowledge or belief.  These representations generally relate to the organization and method of operation of the Company as a real estate investment trust (a “REIT”) and the Operating Partnership as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”).

Based upon, subject to, and limited by the assumptions and qualifications set forth herein and in the Registration Statements, we are of the opinion that:

1.                                      Commencing with its taxable year ended on December 31, 2011, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation as described in the Registration Statements and as set forth in the Certificate of Representations will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

2.                                      The statements in the Registration Statement under the caption “U.S. Federal Income Tax Considerations,” as modified and supplemented by the statements in the Prospectus Supplement under the caption “Additional U.S. Federal Income Tax Considerations,” to the extent they summarize or describe applicable U.S. federal income tax law or legal conclusions, are correct in all material respects.

The opinions set forth in this letter are based on relevant provisions of the Code, Treasury Regulations promulgated thereunder, interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof.  These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which may result in modifications of our opinions.  Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination by the IRS or the Treasury Department in regulations or rulings issued in the future.  In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

The opinions set forth above represent our conclusions based upon the documents, facts, representations and assumptions referred to above.  Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinions referred to herein.  Moreover, the Company’s qualification as a REIT depends upon the ability of the Company to meet, for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership.  We have not undertaken, and will not undertake, to review the Company’s compliance with these requirements on a continuing basis.  Accordingly, no assurance can be given that the actual results of the Company’s operations for any single taxable year have satisfied or will satisfy the tests necessary to qualify as a REIT under the Code.  In addition, the opinion set forth above does not foreclose the possibility that the Company may have to pay a deficiency dividend or excise or penalty tax, which could be significant in amount, in order to maintain its REIT qualification.  Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter or the Certificate of Representations or the ZAIS Certificate, and we note that the Company will likely engage in transactions in connection with which we will not provide legal advice, and of which we may be unaware.

The opinions set forth in this letter are: (i) limited to those matters expressly covered and no opinion is expressed in respect of any other matter, (ii) as of the date hereof, and (iii) rendered by us at the request of the Company.  We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statements and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

Clifford Chance US LLP